CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE: OMEGA REPORTS SECOND QUARTER EARNINGS

FOR IMMEDIATE RELEASE – July 30, 2007

STATE COLLEGE, PA – Omega Financial Corporation (OMEF-NASDAQ) reported second quarter net income of $5.0 million versus $5.3 million for the same period last year. For the six months ended June 30, net income was $10.5 million in 2007 compared to $10.7 million for 2006, company officials said. Fully diluted earnings per share were $0.39 for the quarter and $0.83 for the year to date.

Donita R. Koval, Omega’s president and chief executive officer stated that earnings were significantly impacted by increased loan loss provisions but noted, “Our basic strategies of managing interest rate risk, focusing on transaction and service revenues and containing operating costs are sound and favorably reflected in the continued strength of the net interest margin, increases in non-interest income as well as reductions in non-interest expense.”

The loan loss provision for the second quarter of 2007 totaled $0.7 million, an increase of $0.6 million over the same period in 2006. The level of the second quarter provision relates primarily to specific provisions recorded for two commercial borrowers. While non-performing loans have declined $4.3 million from the first quarter to $22.7 million at June 30, 2007, net charge-offs increased $5.3 million and certain commercial credits were downgraded during the quarter. Management is actively working to minimize the ultimate losses on these credits.  No material provision was necessary in the second quarter for the large commercial borrower who filed for bankruptcy protection in 2006. This borrower emerged from bankruptcy reorganization in May 2007 and as a result $4.4 million of this borrower’s loans were charged off in the second quarter. These loans had been appropriately considered in establishing the allowance for loan losses in prior periods. As of June 30, 2007, total loans outstanding to this borrower totaled $14.2 million, with a specific allocation of the loan loss reserve totaling $1.8 million, which management deems to be adequate. These loans remain on non-accrual status until the new entity demonstrates consistent positive operating cash flow.

The company’s net interest margin for the second quarter was 4.19% on a fully tax-equivalent basis compared to 4.09% for the same period last year. Koval attributed this 10 basis point increase to a disciplined approach in pricing both loans and deposits. She noted that while this approach has limited balance sheet growth in recent periods it has set the foundation for profitable future growth. For the year, net interest margin grew by 15 basis points as compared to the same period in 2006.

The net interest margin grew despite decreases in net interest income of $.4 million for the quarter and $0.6 million for the year. Koval noted that the 2006 second quarter net interest income included $0.3 million attributable to three branches sold in the final quarter of last year. Those three branches accounted for $0.5 million of Omega’s interest income as of June 30, 2006.

Excluding gains on the sale of assets, other income increased $0.4 million or 5.8% for the quarter and $0.5 million or 3.8% year to date. Non interest income grew for both the quarter and year to date in several categories, including revenues on deposits, wealth management and other income. The three branch locations sold in 2006 contributed $0.06 million in the second quarter 2006 and $0.1 million for the six months ended June 30, 2006.

The company continues to be successful in controlling non-interest expense, evidenced by a decline in expenses of $.6 million or 4.15% for the quarter and $1.5 million or 4.85% year to date. Expense savings came in several areas due primarily to renegotiations on key operating contracts and restructuring of certain business lines, including the formation of a mortgage joint venture.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended June 30,			Six Months Ended June 30,
	2007	2006	% Change	2007	2006	% Change

Earnings:
Net income	$4,963	$5,345	(7.1)%	$10,546	$10,688	(1.3)%

Per share statistics: *
Diluted earnings	$.39	$.42	(7.1)%	$.83	$.85	(2.4)%
Dividends declared — common	.31	.31	—	.62	.62	—
Book value — common	25.6	25.41	2.2	25.96	25.41	2.2
Book value — tangible	12.83	11.89	7.9	12.83	11.89	7.9
Market value — High	29.66	34.10	(13.0)	34.49	34.21	0.8
Low	26.67	28.19	(5.4)	26.67	27.88	(4.3)

Financial position at period end:
Assets	$1,807,454	$1,908,401	(5.3)%	$1,807,454	$1,908,401	(5.3)%
Net loans	1,131,198	1,178,251	(4.0)	1,131,198	1,178,251	(4.0)
Deposits	1,317,084	1,420,652	(7.3)	1,317,084	1,420,652	(7.3)
Shareholders’ equity	327,743	318,819	2.8	327,743	318,819	2.8

Average Balances:
Assets	$1,801,121	$1,908,861	(5.6)%	$1,801,565	$1,913,847	(5.9)%
Net loans	1,134,049	1,180,827	(4.0)	1,133,310	1,184,835	(4.3)
Deposits	1,306,376	1,416,002	(7.7)	1,304,332	1,411,955	(7.6)
Shareholders’ equity	330,369	321,768	2.7	329,838	321,662	2.5

Non-Performing Loans at period end:
Non-accrual loans	$20,717	$22,922	(9.6)%	$20,717	$22,922	(9.6)%
Accruing loans past due 90 days or more	1,999	2,769	(27.8)	1,999	2,769	(27.8)

Profitability ratios — annualized: *
Return on average assets	1.10%	1.12%	(1.6)%	1.17%	1.12%	4.50%
Return on tangible assets	1.21	1.23	(1.6)	1.29	1.23	4.88
Return on average stated equity (1)	6.01	6.64	(9.6)	6.39	6.65	(3.80)
Return on average tangible equity (2)	12.07	14.06	(14.2)	12.87	14.09	(8.70)
Net interest margin — fully tax equivalent	4.19	4.09	2.4	4.19	4.04	3.70

Shares outstanding at period end: *
Common	12,626,042	12,548,843	0.6%	12,626,042	12,548,843	0.6%

(1) Average stated equity is equal to average shareholders’ equity.
(2) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	(unaudited)
	June 30,	December 31,
	2007	2006
Assets
Cash and due from banks	59,595	56,225
Interest bearing deposits with other banks	10,553	12,073
Trading securities	57	48
Investment securities available for sale	285,290	291,807
Other investments	12,193	12,087
Investment in unconsolidated subsidiary	1,625	1,625
Loans held for sale	—	204
Total portfolio loans	1,144,029	1,152,188
Less: Allowance for loan losses	(12,831)	(17,344)

Net portfolio loans	1,131,198	1,134,844
Premises and equipment, net	29,777	30,861
Other real estate owned	945	512
Bank-owned life insurance	77,627	76,341
Investment in limited partnerships	5,404	5,763
Core deposit intangibles	5,273	5,641
Other intangibles	1,030	1,085
Goodwill	159,408	159,387
Other assets	27,479	27,315
TOTAL ASSETS	$1,807,454	$1,815,818

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$234,332	$232,335
Interest bearing	1,082,752	1,093,428

Total deposits	1,317,084	1,325,763
Short-term borrowings	65,382	65,712
ESOP debt	1,288	1,481
Junior subordinated debentures	55,944	56,193
Long-term debt	27,167	27,877
Other interest bearing liabilities	869	858
Other liabilities	11,977	12,723

TOTAL LIABILITIES	1,479,711	1,490,607
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued -
12,860,658 shares at June 30, 2007;
12,823,471 shares at December 31, 2006	64,319	64,133
Outstanding -
12,626,042 shares at June 30, 2007;
12,622,802 shares at December 31, 2006
Capital surplus	103,973	103,149
Retained earnings	167,391	164,653
Accumulated other comprehensive income	(86)	313
Unearned compensation related to ESOP debt	(716)	(859)
Cost of common stock in treasury:
234,616 shares at June 30, 2007;
200,669 shares at December 31, 2006	(7,138)	(6,178)

TOTAL SHAREHOLDERS’ EQUITY	327,743	325,211

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,807,454	$1,815,818

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
(Unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Interest Income:
Interest and fees on loans	$19,900	$20,372	$39,723	$40,209
Interest and dividends on investment securities	3,482	3,077	6,827	6,181
Other interest income	141	241	313	342

TOTAL INTEREST INCOME.	23,523	23,690	46,863	46,732
Interest Expense:
Interest on deposits	6,647	6,409	13,099	12,304
Interest on short-term borrowings	676	663	1,399	1,434
Interest on long-term debt and
other interest bearing liabilities	1,256	1,248	2,497	2,512

TOTAL INTEREST EXPENSE	8,579	8,320	16,995	16,250

NET INTEREST INCOME	14,944	15,370	29,868	30,482
Provision for loan losses	745	100	1,355	220

INCOME FROM CREDIT ACTIVITIES	14,199	15,270	28,513	30,262
Other Income:
Service fees on deposit accounts	2,654	2,598	5,051	4,952
Service fees on loans	430	443	757	825
Earnings on bank-owned life insurance	646	552	1,286	1,159
Trust fees	1,101	1,025	2,194	2,145
Investment and insurance product sales	701	618	1,552	1,542
Gain (loss) on sale of loans and other assets	(48)	64	30	121
Net gains on the sale of investment securities	(37)	176	338	238
Other	1,291	1,215	2,659	2,381

TOTAL OTHER INCOME	6,738	6,691	13,867	13,363
Other Expense:
Salaries and employee benefits	6,882	7,308	14,099	14,793
Net occupancy expense	1,096	1,083	2,151	2,188
Equipment expense	1,195	1,143	2,330	2,271
Data processing service	599	673	1,209	1,318
Pennsylvania shares tax	786	728	1,572	1,440
Amortization of intangible assets	212	222	423	443
Other	3,634	3,870	6,668	7,449

TOTAL OTHER EXPENSE	14,404	15,027	28,452	29,902

Income before income taxes and discontinued operations	6,533	6,934	13,928	13,723
Income tax expense	1,570	1,568	3,382	3,051

Income from continuing operations	4,963	5,366	10,546	10,672
Discontinued operations:
Income from discontinued operations, net of tax	—	125	—	162
Loss on disposal of discontinued operations, net of tax	—	(146)	—	(146)

Income (Loss) from discontinued operations	—	(21)	—	16
NET INCOME	$4,963	$5,345	$10,546	$10,688

Net income per common share
Basic	$0.39	$0.43	$0.83	$0.85
Diluted	$0.39	$0.42	$0.83	$0.85
Net income per common share from continuing operations
Basic	$0.39	$0.43	$0.83	$0.85
Diluted	$0.39	$0.43	$0.83	$0.85
Net income per common share from discontinued operations
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Weighted average shares and equivalents
Basic	12,624	12,572	12,630	12,579
Diluted	12,641	12,616	12,650	12,624
Dividends declared per share
Common	$0.31	$0.31	$0.62	$0.62

Omega Financial Corporation
Consolidated Net Interest Income Analysis
Second Quarter 2007 vs. Second Quarter 2006
(In thousands)
	Second Quarter 2007			Second Quarter 2006			Increase/(Decrease)

	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change

INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	10,781	3.79%	102	11,158	4.13%	115	(4)	(9)	(13)
Federal Funds Sold	2,991	5.36%	39	10,237	4.94%	126	(94)	7	(87)

Total Money Market Investments	13,772	4.14%	141	21,395	4.52%	241	(98)	(2)	(100)

Investment Securities

U.S. Treasuries and Agencies	272,130	4.57%	3,099	279,381	3.64%	2,537	(68)	630	562
State and Municipals-Tax Free	1,000	3.20%	8	39,609	2.63%	260	(299)	47	(252)
Corporate Securities & Stock	26,222	5.72%	375	19,201	5.83%	280	100	(5)	95

Total Investment Securities	299,352	4.67%	3,482	338,191	3.65%	3,077	(266)	671	405

Loans

Commercial Loans	239,706	7.60%	4,540	265,236	7.31%	4,835	(481)	186	(295)
Tax Free Commercial Loans	17,276	4.88%	210	19,315	4.76%	229	(25)	6	(19)
Real Estate Loans	654,687	6.75%	11,046	706,380	6.73%	11,892	(881)	35	(846)
Tax Free Real Estate Loans	38,873	4.31%	419	40,507	4.30%	435	(17)	1	(16)
Personal Loans and Leases	198,688	7.44%	3,685	164,415	7.27%	2,981	633	71	704

Total Loans	1,149,230	6.94%	19,900	1,195,853	6.82%	20,372	(770)	298	(472)

Total Earning Assets	1,462,354	6.45%	23,523	1,555,439	6.10%	23,690	(1,136)	969	(167)

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	302,067	0.84%	633	314,395	0.73%	572	(23)	84	61
Money Market Deposits	71,323	1.50%	266	88,131	1.50%	330	(64)	0	(64)
Savings Deposits	180,993	0.55%	248	200,977	0.55%	275	(27)	0	(27)
CD’S, $100,000 and Over	85,523	4.40%	939	97,755	4.04%	984	(129)	84	(45)
Other Time Deposits	439,783	4.16%	4,561	476,046	3.58%	4,248	(340)	653	313

Total Interest Bearing Deposits	1,079,689	2.47%	6,647	1,177,304	2.18%	6,409	(583)	820	237

Short-Term Borrowings	65,970	4.11%	676	71,576	3.71%	663	(54)	67	13
Long-Term Debt	84,997	5.87%	1,247	85,236	5.82%	1,239	(4)	12	8
Other Interest Bearing Liabilities	853	4.22%	9	806	4.47%	9	1	(1)	—
Demand Deposits	226,687			238,698
Cash	(47,125)			(50,685)
Other	51,283			32,504

Total Funding Sources	1,462,354	2.35%	8,579	1,555,439	2.14%	8,320	(640)	899	259

Net Int Spread — Net Int Income		4.10%	14,944		3.96%	15,370	(496)	70	(426)

Net Int Spread — Tax Equivalent		4.19%			4.09%

Net Int Income — Tax Equivalent			15,287			15,868
Tax Rate		35%			35%